UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 23, 2008

SCBT FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

South Carolina	001-12669	57-0799315
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Gervais Street Columbia, South Carolina		29201
(Address of principal executive offices)		(Zip Code)

(800) 277-2175

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As planned by these directors and previously announced in SCBT Financial Corporation’s (the “Company”) proxy statement dated March 23, 2008, Colden R. Battey, Jr., A. Dewall Waters, and Cathy Cox Yeadon retired from the Board of Directors of the Company upon the conclusion of the annual shareholder meeting held on April 22, 2008.  Mr. Battey served on the Executive, Compensation, Governance and Policy Committees of the Board.  Mr. Waters served on the Compensation Committee of the Board.  Ms. Yeadon served on the Audit Committee and chaired the Trust Asset Management Committee of the Board.  The retirement of the named directors above is not the result of any disagreement with the Company or its management.  The Articles of Incorporation of the Company provide for a maximum of twenty directors.  With the retirement of these three board members, the Company’s board of directors has been reduced in size from seventeen to fourteen members.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCBT FINANCIAL CORPORATION
(Registrant)

Date: April 23, 2008	/s/ John C. Pollok
Senior Executive Vice President and
Chief Financial Officer